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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 17, 2002


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                               EDT LEARNING, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                      DELAWARE                        76-0545043
            (STATE OR OTHER JURISDICTION           (I.R.S. EMPLOYER
          OF INCORPORATION OR ORGANIZATION)       IDENTIFICATION NO.)


2999 NORTH 44TH STREET, SUITE 650, PHOENIX, ARIZONA     85018
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)         (ZIP CODE)


                                 (602) 952-1200
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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ITEM 2. ACQUISITION OF ASSETS

     On June 17, 2002 EDT Learning, Inc., the ("Company") acquired certain assets of Quisic Corporation, a California based private company. The purchase price for the acquisition was approximately $2,300,000. The acquisition was done with common stock of the Company.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Business Acquired

Financial Statements for Quisic Corporation will be filed under an amendment to this report as soon as practicable but not later than sixty days after the required filing date of this report.

     (b)  Pro Forma Financial Information

Pro forma financial information relative to the acquisition will be filed under an amendment to this report as soon as practicable but no later than sixty days after the required filing date of this report.

     (c)  Exhibits

2.1 -- Asset Purchase Agreement by and among EDT Learning, Inc. and Quisic Corporation, a California corporation. Common Stock Purchase Agreement by and between EDT Learning, Inc. a Delaware Corporation, Investor Growth Capital Limited, A Guernsey Corporation and Investor Group, L.P., A Guernsey Limited Partnership and Leeds Equity Partners III, L.P., a Delaware Limited Partnership dated June 14, 2002. Schedules and similar attachments to this exhibit have not been filed, but the nature of their contents is described in the body of the documents. The Company agrees to furnish a copy of any such omitted schedules and attachments to the Securities and Exchange Commission upon request.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        EDT LEARNING, INC.


                                        By: /s/ Charles Sanders
                                            ----------------------------
                                            Senior Vice President-Chief
                                            Financial Officer

Dated: July 2, 2002